Exhibit 99.2

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma information is presented to show the estimated effect of our acquisition of Diageo's worldwide Pillsbury operations ("Pillsbury"). The acquisition was effected as described in Item 2 to our Form 8-K dated November 2, 2001.

Pro forma adjustments related to the pro forma combined balance sheet have been determined assuming the acquisition had been consummated on August 26, 2001. The pro forma combined balance sheet combines our consolidated balance sheet as of August 26, 2001 with Pillsbury's combined balance sheet as of June 30, 2001. The pro forma combined statement of earnings combines the companies' respective earnings statements as if the acquisition had occurred at the beginning of the periods presented. Our consolidated statement of earnings for the fifty-two weeks ended May 27, 2001 is combined with Pillsbury's combined statement of operations for the year ended June 30, 2001. Our consolidated statement of earnings for the thirteen weeks ended August 26, 2001 is combined with Pillsbury's combined statement of operations for the quarter ended June 30, 2001. The unaudited pro forma combined financial statements are based on the assumptions and adjustments described in the accompanying notes.

The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the Notes hereto, including the issuance of 134 million shares of General Mills common stock and the immediate repurchase from Diageo of 55 million shares under a put option exercised by Diageo. This pro forma combined financial information should be read in conjunction with the historical financial statements of General Mills, filed as part of our Annual Report on Form 10-K for the year ended May 27, 2001 and the historical financial statements of Pillsbury, which are contained herein.

The pro forma adjustments do not reflect cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisition.

The unaudited pro forma combined financial statements are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated on the dates, or at the beginning of the periods, for which the consummation of the acquisition is being given effect. Therefore these unaudited pro forma combined financial statements should not be construed as representative of future operations. For purposes of preparing the General Mills' consolidated financial statements, subsequent to the acquisition, General Mills will establish a new basis for Pillsbury's assets and liabilities based upon the fair values thereof and the General Mills purchase price, including the costs of the acquisition. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. General Mills has undertaken a study to determine the fair value of certain of Pillsbury's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.


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


                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF AUGUST 26, 2001
                            (IN MILLIONS) (UNAUDITED)

                                                                                               PRO FORMA(A)
                                                                                     ---------------------------------
                                                    GENERAL MILLS     PILLSBURY      TRANSACTION
                                                     HISTORICAL      HISTORICAL      ADJUSTMENTS          COMBINED
                                                   ------------------------------------------------       ------------
Cash and cash equivalents                            $          53     $        51      $                  $      104
Receivables, net                                               600             449                              1,049
Inventories                                                    582             463             (34)(B)          1,011
Prepaids and other current assets                               82             103                                185
Deferred income taxes                                           62                                                 62
                                                   ------------------------------------------------       ------------
   Total Current Assets                                      1,379           1,066             (34)             2,411
                                                   ------------------------------------------------       ------------
Land, buildings and equipment at cost, net                   1,512           1,376            (119)(C)          2,769
Other assets                                                 1,390             394            (102)(D)          1,682
                                                                                            (6,426)(E)
Goodwill and intangible assets                                 878           6,426           7,689(F)           8,567
                                                   ------------------------------------------------       ------------
   Total Assets                                      $       5,159     $     9,262      $    1,008         $   15,429
                                                   ================================================       ============

Accounts payable                                     $         548     $       408      $       62(G)      $    1,018
Current portion of long-term debt                              353              67                                420
Notes payable                                                  877                                                877
Accrued taxes                                                  151             146            (146)(H)            151
Accrued payroll                                                 74             138                                212
Other current liabilities                                      178             165              16(I)             359
                                                   ------------------------------------------------       ------------
   Total Current Liabilities                                 2,181             924             (68)             3,037
                                                   ------------------------------------------------       ------------

Long-term debt                                               2,213             163           5,279(J)           7,655
Payables to affiliates                                                       7,450          (7,450)(K)              0

Deferred income taxes                                          210           1,054          (1,106)(L)            158
Deferred income taxes - tax leases                              75                                                 75
Other liabilities                                              577             403              45(M)           1,025
                                                   ------------------------------------------------       ------------
   Total Liabilities                                         5,256           9,994          (3,300)            11,950
                                                   ------------------------------------------------       ------------
Common stock                                                   764           3,295           1,607(N)           5,666
Retained earnings                                            2,577          (3,968)          3,968(N)           2,577
Treasury stock                                              (3,053)                         (1,326)(N)         (4,379)
Unearned compensation                                          (50)                                               (50)
Accumulated other comprehensive income                        (335)            (59)             59(N)            (335)
                                                   ------------------------------------------------       ------------
   Total Stockholders' Equity                                  (97)           (732)          4,308              3,479
                                                   ------------------------------------------------       ------------
   Total Liabilities and Equity                      $       5,159     $     9,262      $    1,008         $   15,429
                                                   ================================================       ============


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


Notes to Pro Forma Combined Balance Sheet (dollar amounts in millions)

(A) The accompanying pro forma combined balance sheet combines the General Mills balance sheet as of August 26, 2001 with the Pillsbury balance sheet as of June 30, 2001 as if the Merger had been consummated at August 26, 2001. The Pillsbury historical balance sheet includes those assets and liabilities either directly attributable to Pillsbury or that have been allocated to Pillsbury based upon methods considered reasonable by Diageo's management. Adjustments are made to the pro forma combined balance sheet to exclude assets and liabilities associated with businesses divested or to be divested. Also, the debt on this pro forma combined balance sheet includes appropriate reductions for estimated net proceeds associated with businesses divested or to be divested.

(B) This estimated adjustment to inventories is comprised of (1) an adjustment to reflect the new book basis for the Pillsbury inventories, using the purchase method of accounting (increase of $20) and (2) an adjustment to exclude inventories of businesses divested or to be divested ($54).

(C) This adjustment for fixed assets is comprised of (1) an adjustment to reflect certain Pillsbury fixed assets at fair value (decrease of $68) and
     (2) an adjustment to exclude fixed assets of businesses divested or to be divested ($51). There may be further adjustments to reflect certain Pillsbury fixed assets at fair value upon completion of the study to determine the fair value of certain of Pillsbury's assets and liabilities.

(D) This adjustment is to exclude assets of businesses divested or to be divested ($102).

(E) This adjustment is to eliminate the book basis of intangible assets on the Pillsbury balance sheet as of the closing.

(F) This adjustment represents the excess of the purchase price paid by General Mills over the sum of the estimated amounts preliminarily assigned to identifiable assets acquired, less liabilities assumed in the acquisition. This estimated amount will ultimately be assigned as part of the final purchase price allocation to the identifiable assets acquired, less liabilities assumed in the acquisition and then to identified intangible assets and goodwill as required by the application of the purchase method of accounting. Since the study to determine the fair value of certain of Pillsbury's assets and liabilities is not yet complete, this excess has not been allocated to any intangible assets other than goodwill.

(G) This adjustment represents the estimated accrued transaction costs related to the acquisition. The costs include General Mills' financial advisory, legal, accounting and similar expenses as well as certain accruals for employee termination and facility exit costs.


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


(H) This adjustment eliminates the accrued income taxes on the Pillsbury combined balance sheet since Diageo has retained Pillsbury's accrued taxes through the close date of the acquisition.

(I) This adjustment is to reflect certain Pillsbury vacation accruals at fair value as of the acquisition.

(J) This adjustment of $5,279 represents the amount of debt that will ultimately be included on the General Mills balance sheet as a result of the Pillsbury acquisition and related divestitures. It includes (1) $3,600 for cash paid to Diageo (net of external debt on the Pillsbury combined balance sheet assumed by General Mills; (2) $2,318 for cash paid for the immediate repurchase from Diageo of 55 million shares under a put option exercised by Diageo; less (3) estimated after-tax proceeds of $639 realized or to be realized from the disposition of businesses divested or to be divested.

(K) This adjustment is to eliminate the payables to affiliates that are reflected on the Pillsbury combined balance sheet as of June 30, 2001. These payables to Diageo affiliates are no longer liabilities as of the closing of the acquisition.

(L) This estimated adjustment for deferred taxes is to reflect the tax effect on the difference between the new book basis and the tax basis of the acquired assets and liabilities of Pillsbury, including fair value adjustments, using the purchase method of accounting.

(M) This is a fair value adjustment for certain Pillsbury postretirement benefit plans based upon actuarial valuations.

(N) These adjustments are to eliminate the Pillsbury stockholders' equity accounts as of the acquisition closing and to record (1) the estimated market valuation of the General Mills shares issued in the acquisition ($5,894) less (2) the cost of the General Mills shares immediately repurchased under a put option exercised by Diageo ($2,318).


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


                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                         13 Weeks Ended August 26, 2001
                (in millions, except per share data) (unaudited)

                                                                                                        PRO FORMA(A)
                                                                                        ------------------------------------------
                                                         GENERAL MILLS   PILLSBURY        DIVESTED      TRANSACTION
                                                          HISTORICAL     HISTORICAL      BUSINESSES     ADJUSTMENTS      COMBINED
                                                          ----------------------------------------------------------    ----------
Sales                                                     $ 1,771        $ 1,295        $  (126)         $       (B)    $ 2,940
  Cost of sales                                               720            773            (64)                          1,429
  Selling, general and administrative                         739            423            (39)             (52)(C)      1,071
  Interest, net                                                49            159                             (66)(D)        142
  Unusual items                                               (15)            36                                             21
                                                          ----------------------------------------------------------    ----------
Earnings before taxes and earnings (losses) of
   joint ventures                                             278            (96)           (23)             118            277
Income tax expense (benefit)                                   95            (12)           (10)              31(E)         104
Earnings (losses) from joint ventures                           8             10             (3)                             15
                                                          ----------------------------------------------------------    ----------
Earnings before cumulative effect of
      change in acounting principle                           191            (74)           (16)              87            188

Cumulative effect of change in accounting principle            (3)                                                           (3)
                                                          ----------------------------------------------------------    ----------

Net earnings                                              $   188        $   (74)       $   (16)         $    87        $   185
                                                          ==========================================================    ==========

Earnings per share - basic:
  Earnings before cumulative effect of
    change in acounting principle                            0.67            N/A            N/A              N/A           0.52

  Cumulative effect of change in accounting principle       (0.01)           N/A            N/A              N/A          (0.01)
                                                          ----------------------------------------------------------    ----------

  Net earnings                                            $  0.66            N/A            N/A              N/A        $  0.51
                                                          ==========================================================    ==========

Average number of common shares - basic                     284.7            N/A            N/A             79.0(F)       363.7
                                                          ==========================================================    ==========

Earnings per share - diluted:
  Earnings before cumulative effect of
      change in acounting principle                          0.65            N/A            N/A              N/A           0.50

  Cumulative effect of change in accounting principle       (0.01)           N/A            N/A              N/A          (0.01)
                                                          ----------------------------------------------------------    ----------

  Net earnings                                            $  0.64            N/A            N/A              N/A        $  0.49
                                                          ==========================================================    ==========

Average number of common shares - assuming dilution         294.8            N/A            N/A             79.0(F)       373.8
                                                          ==========================================================    ==========


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


                    PRO FORMA COMBINED STATEMENT OF EARNINGS
                            Year Ended May 27, 2001
                (in millions, except per share data) (unaudited)

                                                                                                       PRO FORMA(A)
                                                                                        ------------------------------------------
                                                         GENERAL MILLS   PILLSBURY        DIVESTED        MERGER
                                                          HISTORICAL     HISTORICAL      BUSINESSES     ADJUSTMENTS      COMBINED
                                                          ----------------------------------------------------------    ----------
Sales                                                     $ 7,078        $ 6,067         $ (653)          $      (B)    $12,492
  Cost of sales                                             2,841          3,434           (335)                          5,940
  Selling, general and administrative                       3,068          1,994           (190)            (208)(C)      4,664
  Interest, net                                               206            681                            (307)(D)        580
  Unusual items                                               (35)            44                                              9
                                                          ----------------------------------------------------------    ----------
Earnings before taxes and earnings (losses) of
   joint ventures                                             998            (86)          (128)             515          1,299
Income tax expense (benefit)                                  350             54            (52)             141 (E)        493
Earnings (losses) from joint ventures                          17             26                                             43
                                                          ----------------------------------------------------------    ----------
Net earnings                                              $   665        $  (114)        $  (76)          $  374        $   849
                                                          ==========================================================    ==========

Earnings per share - basic                                $  2.34            N/A            N/A              N/A        $  2.34

Average number of common shares                             283.9            N/A            N/A             79.0(F)       362.9

Earnings per share - diluted                              $  2.28            N/A            N/A              N/A        $  2.29

Average number of common shares - assuming dilution         292.0            N/A            N/A             79.0(F)       371.0


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


Notes to Pro Forma Combined Statements of Earnings (dollar amounts in millions)

(A) The accompanying pro forma combined statement of earnings for the year ended May 27, 2001 combines the General Mills consolidated statement of earnings for the 52 weeks ended May 27, 2001 with the Pillsbury combined statement of earnings for the year ended June 30, 2001, as if the acquisition had been consummated at May 29, 2000. The accompanying pro forma combined statement of earnings for the 13 weeks ended August 26, 2001 combines the General Mills consolidated statement of earnings for the 13 weeks ended August 26, 2001 with the Pillsbury combined statement of earnings for the 3 months ended June 30, 2001, as if the acquisition had been consummated at May 28, 2001. The Pillsbury historical statement of earnings includes those revenues and expenses either directly attributable to Pillsbury or that have been allocated based upon methods considered reasonable by Diageo's management. Adjustments are made to the pro forma combined statements of earnings to eliminate revenues and expenses associated with businesses divested or to be divested. The pro forma combined statements of earnings do not include pro forma adjustments to reflect cost savings from synergies which may be realized subsequent to the acquisition. One-time, nonrecurring transaction and integration costs associated with the acquisition are not reflected in these pro forma combined statements of earnings. A final determination of the required purchase accounting adjustments has not yet been made, and the earnings results will vary from these pro forma earnings shown.

(B) Sales (and the implicit selling prices) are all as reported historically, and have not been adjusted for any price changes.

(C) This adjustment represents the elimination of Pillsbury amortization of intangibles. Since the study to determine the fair value of certain of Pillsbury's assets and liabilities is not yet complete, the excess purchase price has not been allocated to any intangible assets other than goodwill. Therefore there is no additional amortization expense included in the pro forma combined statements of earnings. When the study is complete and fair value amounts are assigned to identifiable intangibles with definite lives, there will be additional amortization expense included in the combined statement of earnings, however we do not anticipate such amortization to be material.


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


(D) The interest adjustment for the 13 weeks ended August 26, 2001 of a reduction of $66 represents (1) the elimination of $154 of Pillsbury interest expense on its payables to affiliates and (2) the addition of $88 for estimated interest expense (assuming a rate of 6.7%) for the debt that will ultimately be included on the General Mills balance sheet as a result of the Pillsbury acquisition and related divestitures.

     The interest adjustment for the year ended May 27, 2001 of a reduction of $307 represents (1) the elimination of $661 of Pillsbury interest expense on its payables to affiliates and (2) the addition of $354 for estimated interest expense (assuming a rate of 6.7%) for the debt that will ultimately be included on the General Mills balance sheet as a result of the Pillsbury acquisition and related divestitures.

     The assumed interest rate is consistent with the Company's anticipated effective interest rate considering the interest rate swaps entered into in anticipation of the Pillsbury acquisition.

(E) The adjustment to tax expense results from providing taxes at a 37.0% rate (net combined federal and state) on the pro forma pretax interest adjustment. Any income tax benefit that Pillsbury had recorded associated with its amortization of intangibles is also eliminated.

(F) This adjustment reflects (1) the 134 million shares of General Mills Common Stock issued to Diageo in the acquisition less (2) the 55 million shares immediately repurchased from Diageo under a put option exercised by Diageo. For purposes of the pro forma information, such shares were deemed to be outstanding for the entire period.


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